Exhibit 99.1

Marrone Bio Announces CFO Transition

RALEIGH, N.C. – February 22, 2022 -- Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in sustainable bioprotection and plant health solutions, announced today a transition of its Chief Financial Officer role. Current CFO Sue Cheung has chosen to resign for personal reasons, effective March 9, 2022. LaDon Johnson, a director with CFO Systems, has been appointed interim CFO on a consulting basis while the company begins a national search for a permanent CFO.

“We appreciate Sue’s contributions to Marrone Bio over the past year, and wish her the best,” said Chief Executive Officer Kevin Helash. “I have full confidence in LaDon and our finance organization, and expect the transition to be seamless.”

Mr. Johnson has more than 30 years of experience in global corporate finance in the agriculture, food, renewables and biotechnology sectors. Previous roles include serving as CFO for an international biotechnology company and as Managing Director and CFO for the fifth largest crop seed company in the world.

Helash added, “We welcome LaDon to the company and look forward to gaining from his insights and experience in finance for global agricultural companies during the coming months as we manage the transition and recruit a permanent CFO.”

About Marrone Bio Innovations

Marrone Bio Innovations Inc.(NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the timing of Ms. Cheung’s departure and the transition of Mr. Johnson as interim CFO, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory, weather and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for herbicide products, lack of understanding of bio-based herbicide products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Clyde Montevirgen
Vice President of Business Development & Investor Relations
Telephone: 530-750-2800
info@marronebio.com